EXHIBIT 99.1

PAB Bankshares, Inc. Announces Third Quarter 2007 Financial Results; Discusses Residential Real Estate Markets and Asset Quality Levels

VALDOSTA, Ga., Oct. 29, 2007 (PRIME NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the holding company for The Park Avenue Bank, today announced its financial results for the three months and nine months ended September 30, 2007. The Company reported net income of $2.86 million, or $0.30 per diluted share, for the third quarter of 2007, a 19% decrease compared to net income of $3.53 million, or $0.36 per diluted share, for the third quarter of 2006. The earnings for the third quarter of 2007 generated a return on average equity ("ROE") of 11.63% and a return on average assets ("ROA") of 0.96%, both down from the 15.27% ROE and 1.31% ROA reported for the third quarter of 2006. ""We are pleased to report our financial condition and operating results for the third quarter of 2007. Although our earnings are lower than recent quarters, they are in line with our expectations. With the declining residential housing market and a slowing economy, asset growth and quarterly earnings goals are not as high on our list of priorities as the preservation of our strong capital andmanagement of a healthy balance sheet"," stated Company President and CEO M. Burke Welsh, Jr.

"We have been aggressive in identifying and working through our problem assets. Our risk management philosophy requires a team approach involving everyone from the lending staff to credit administration and collections to help protect our interests. Our team is led by executives that have been through market downturns and workout situations before, and we believe that leadership and experience will help guide us through this current environment," noted Welsh.

For the three months ended September 30, 2007, the impact on earnings from the three de novo branches and the loan production office opened between October 2006 and February 2007 was approximately $385,000, or approximately 4 cents per diluted share. "Excluding charges for loan loss provisions from loan growth, three of the four offices were at or near profitability by the end of the third quarter. We view the initial costs to establish new offices and hire production personnel as investments in the future of our franchise that we expect to pay dividends for us for years to come," stated Welsh.

For the nine months ended September 30, 2007, the Company reported net income of $9.14 million, or $0.95 per diluted share, a 12% decrease compared to $10.4 million, or $1.07 per diluted share, reported for the same period in 2006. The net income for the first nine months of 2007 resulted in a 12.49% ROE and a 1.06% ROA, both declines from the 15.43% ROE and the 1.32% ROA reported for the same period in 2006. For the nine months ended September 30, 2007, the impact on earnings from the three de novo branches and the loan production office opened between October 2006 and February 2007 was approximately $1.1 million, or approximately 12 cents per diluted share.

Asset Quality and Market Conditions

As of September 30, 2007, the Company reported total nonperforming assets of $8.9 million, representing 0.74% of total assets, a $3.9 million, or 31 basis point, increase from June 30, 2007. Total loans past due 30-89 days and not categorized as a nonperforming asset totaled $3.8 million, or 0.42% of total loans at quarter end, a $4.1 million, or 46 basis point, decrease since June 30, 2007 due primarily to a transition of most of those loans through workout situations into nonaccrual status or other real estate. During the third quarter, total loans on nonaccrual status increased $3.2 million, or 161%, to $5.2 million due primarily to the delinquency of four relationships totaling $4.3 million in construction and development loans in the Atlanta and Athens, Georgia MSAs. During the first week of October, the Company foreclosed on $1.6 million of the loans on nonaccrual at the end of the third quarter.

At September 30, 2007, the Company reported a total of 25 residential lots and 27 houses valued at $5.7 million on its balance sheet as nonperforming assets. "We began to see residential real estate activity slow down in certain areas around Atlanta and Jacksonville during the fourth quarter of 2006. These markets have continued to decline into 2007 with inventories rising and valuations declining in several of our markets. The increase in available lot inventories is of the most concern to us as it may take over three years for those lots to be absorbed," stated Welsh.

For the year to date, the Company reported net charge-offs of $109,000, resulting in an annualized 0.02% net charge-offs to average loans ratio. Including these annualized results, the Company has a five-year average net charge-off ratio of 0.09%. During the third quarter of 2007, the Company provided $400,000, or approximately 3 cents per diluted share after taxes, to its allowance for loan losses due to market conditions and specific reserves on certain nonperforming loans. At September 30, 2007, the Company's allowance for loan losses represented 1.27% of total loans and 220.30% of nonperforming loans. "Looking forward, we anticipate having additional losses and more loans to default, but barring unforeseen events or a prolonged downturn in our markets, we do not expect to see a material deterioration in our asset quality," added Welsh.

Balance Sheet Growth

During the third quarter of 2007, the Company's total assets increased $26 million, or 9% on an annualized basis, to $1.2 billion, due primarily to growth in savings and time deposits. Total deposits increased $34 million, or 14% on an annualized basis, to $980 million during the third quarter of 2007. Of the $34 million in deposit growth, $6 million came from an increase in brokered deposits and the remainder came from in-market deposit customers. At September 30, 2007, the Company reported a total of $38.6 million in brokered time deposits, representing 3.9% of total deposits.

Total loans decreased by $1 million to $904 million during the third quarter of 2007 as payoffs outpaced new loan production for the first time since the second quarter of 2003. Since September 30, 2006, total loans increased $97 million, or 12%. "Our loan pipeline remains very active, but we are expecting more payoffs to come in the fourth quarter that will negate much of that new loan volume. We do not expect our new loan production to increase substantially until market conditions stabilize and we see an increase in demand for bankable transactions," stated Welsh.

Net Interest Margin

The Company reported a 3.89% net interest margin for the third quarter of 2007, a 21 basis point decrease from the 4.10% net interest margin for the second quarter of 2007 and a 59 basis point decline from the 4.48% net interest margin for the third quarter of 2006. "Due to a global liquidity crisis stemming from the sub-prime mortgage meltdown, we realized a short-term compression on our margin as the sudden increase in LIBOR caused most of our rate-sensitive funding sources to reprice upward and the subsequent decreases in Treasury rates, Fed Funds and Prime caused most of our rate-sensitive earning assets to reprice downward," stated Company CFO Jay Torbert. Since the second quarter of 2007, the quarterly average rate paid for funds increased 8 basis points from 4.40% to 4.48%, while the quarterly average yield on earning assets decreased 11 basis points from 7.93% to 7.82%. "If short-term interest rates will remain at or below current levels, we believe that our cost of funds may have peaked during the third quarter. During the fourth quarter of 2007, approximately 18% of our time deposits carrying a weighted average rate of 5.13%, all of our demand and savings deposits and all of our other floating rate borrowings are expected to reprice downward. The pressure on our margin in the fourth quarter will likely come from lower yields on our floating rate loans and investments," added Torbert.

Third Quarter Stock Buyback Activity

During the third quarter of 2007, the Company repurchased and cancelled 209,450 shares of its common stock at an average cost of $17.00 per share through the Company's previously announced stock buyback program. At September 30, 2007, there were 90,350 shares remaining in the buyback program for repurchase before May 2008.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 9:00 AM Eastern on Tuesday, October 30, 2007. The conference call will be broadcast by Vcall via the Internet using Windows Media Player. The webcast URL is http://www.vcall.com/IC/CEPage.asp?ID=121545. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 877-407-0778 or (international) 201-689-8565.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may listen to an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-660-6853 or (International) 201-612-7415. The following replay passcodes will be required for playback access: the account number is 286 and the conference identification number is 257104.

About PABK

The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank currently operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com.

The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, credit losses, loan and deposit growth, interest rates, economic conditions, the effects of our de novo branch expansion, and the anticipated repricing of our deposits and other liabilities, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate," "believe," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA

 (Dollars in thousands except per share and other data)

                                     Period Ended
            ----------------------------------------------------------
             09/30/07    06/30/07    03/31/07    12/31/06    09/30/06
 ---------------------------------------------------------------------
 Summary of
  Operations:
 Interest
  income    $   21,866  $   21,345  $   20,451  $   20,239  $   20,173
 Interest
  expense       11,084      10,386       9,783       9,658       8,936
 ---------------------------------------------------------------------
   Net in-
    terest
    income      10,782      10,959      10,668      10,581      11,237
 ---------------------------------------------------------------------
 Provision for
  loan losses      400         200          --          --          --
 Other income    1,471       1,359       1,478       1,578       1,204
 Other expense   7,471       7,209       7,470       7,230       7,000
 ---------------------------------------------------------------------
   Income be-
    fore in-
    come tax
     expense     4,382       4,909       4,676       4,929       5,441
 Income tax
  expense        1,523       1,688       1,612       1,632       1,908
 ---------------------------------------------------------------------
   Net
    income  $    2,859  $    3,221  $    3,064  $    3,297  $    3,533
 =====================================================================
 Net interest
  income on
  a tax-
  equivalent
  basis     $   10,948  $   11,119  $   10,822  $   10,732  $   11,378
 Per Share
  Ratios:
 Net income
  - basic   $     0.30  $     0.34  $     0.32  $     0.35  $     0.37
 Net income
  - diluted       0.30        0.33        0.32        0.34        0.36
 Dividends
  declared
  for period     0.145       0.145       0.145       0.140       0.140
 Dividend
  payout ratio   47.14%      42.66%      45.02%      40.35%      37.62%
 Book value
  at end of
  period    $    10.42  $    10.16  $    10.26  $    10.03  $     9.84
 Common Share
  Data:
 Outstanding
  at period
  end        9,291,215   9,479,490   9,516,673   9,504,969   9,493,763
 Weighted
  average out-
  standing   9,410,321   9,498,569   9,515,976   9,500,837   9,500,742
 Diluted
  weighted
  average
  out-
  standing   9,541,922   9,661,696   9,691,233   9,701,593   9,684,451
 Selected
  Average
  Balances:
 Total
  assets    $1,185,839  $1,155,158  $1,124,534  $1,106,404  $1,070,920
 Earning
  assets     1,117,852   1,087,926   1,057,121   1,041,359   1,007,917
 Loans         905,931     876,982     834,070     813,435     805,732
 Deposits      970,515     935,100     910,188     887,028     863,212
 Stockholders'
  equity        97,499      98,678      97,470      95,091      91,821
 Selected
  Period End
  Balances:
 Total
  assets    $1,195,680  $1,169,967  $1,171,845  $1,120,804  $1,095,836
 Earning
  assets     1,127,873   1,097,888   1,106,808   1,048,239   1,032,261
 Loans         904,082     905,158     854,076     820,304     806,636
 Allowance
  for loan
  losses        11,497      11,342      11,085      11,006      10,686
 Goodwill        5,985       5,985       5,985       5,985       5,985
 Deposits      979,792     945,847     954,416     908,483     883,701
 Stockholders'
  equity        96,833      96,290      97,657      95,316      93,440
 Tier 1
  regulatory
  capital      101,647     103,397     102,173     100,330      98,183
 Performance
  Ratios:
 Return on
  average
  assets          0.96%       1.12%       1.11%       1.18%       1.31%
 Return on
  average
  stockholders'
  equity         11.63%      13.10%      12.75%      13.76%      15.27%
 Net interest
  margin          3.89%       4.10%       4.15%       4.09%       4.48%
 Efficiency
  ratio (ex-
  cluding the
  following
  items):        60.54%      57.62%      61.54%      59.51%      54.50%
   Securities
    gains
    (losses)
    included
    in other
    income  $       49  $      (38) $      173  $      166  $     (278)
   Other
    gains
    (losses)
    included
    in other
    income          28           6         (13)         (4)         17
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans     $    5,185  $    1,986  $    4,192  $    4,013  $    1,928
 Loans 90
  days or
  more past
  due and
  still
  accruing          34          27          69          34          40
 Other im-
  paired loans
  (troubled-
  debt restruc-
  turings)          --          --          --          --          --
 Other real
  estate and
  reposses-
  sions          3,676       2,999         362         988         813
 Asset Quality
  Ratios:
 Net charge-
  offs to
  average
  loans (ann-
  ualized YTD)    0.02%      -0.03%      -0.04%       0.01%       0.07%
 Nonperforming
  loans to
  total loans     0.58%       0.22%       0.50%       0.49%       0.24%
 Nonperforming
  assets to
  total assets    0.74%       0.43%       0.39%       0.45%       0.25%
 Allowance
  for loan
  losses to
  total loans     1.27%       1.25%       1.30%       1.34%       1.32%
 Allowance for
  loan losses
  to nonper-
  forming
  loans         220.30%     563.32%     260.13%     271.95%     542.93%
 Other Selected
  Ratios and
  Nonfinancial Data:
 Average loans
  to average
  earning
  assets         81.04%      80.61%      78.90%      78.11%      79.94%
 Average loans
  to average
  deposits       93.35%      93.78%      91.64%      91.70%      93.34%
 Average stock-
  holders'
  equity to
  average
  assets          8.22%       8.54%       8.67%       8.59%       8.57%
 Full-time
  equivalent
  employees        328         322         329         321         309
 Bank branch
  offices           20          20          20          19          17
 Bank loan
  production
  offices            3           3           3           3           5
 Bank ATMs          25          25          25          23          20

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA

 (Dollars in thousands except per share and other data)

                                    Period Ended
            ----------------------------------------------------------
             09/30/07    06/30/07    03/31/07    12/31/06    09/30/06
 ---------------------------------------------------------------------
 Summary of
  Operations:
 Interest
  income    $   63,663  $   41,797  $   20,451  $   77,566  $   57,327
 Interest
  expense       31,253      20,169       9,783      33,555      23,898
 ---------------------------------------------------------------------
  Net inter-
   est income   32,410      21,628      10,668      44,011      33,429
 ---------------------------------------------------------------------
 Provision
  for loan
  losses           600         200          --          --          --
 Other income    4,309       2,838       1,478       5,380       3,802
 Other expense  22,150      14,679       7,470      28,167      20,937
 ---------------------------------------------------------------------
   Income be-
    fore in-
    come tax
    expense     13,969       9,587       4,676      21,224      16,294
 Income tax
  expense        4,823       3,300       1,612       7,488       5,856
 ---------------------------------------------------------------------
   Net
    income  $    9,146  $    6,287  $    3,064  $   13,736  $   10,438
 =====================================================================
 Net interest
  income on
  a tax-equi-
  valent
  basis     $   32,889  $   21,941  $   10,822  $   44,507  $   33,775
 Per Share
  Ratios:
 Net income
  - basic   $     0.96  $     0.66  $     0.32  $     1.45  $     1.10
 Net income
  - diluted       0.95        0.65        0.32        1.41        1.07
 Dividends
  declared
  for the
  period         0.435       0.290       0.145       0.540       0.400
 Dividend
  payout
  ratio          44.85%      43.81%      45.02%      37.36%      36.41%
 Common Share
  Data:
 Weighted
  average out-
  standing   9,474,568   9,507,224   9,515,976   9,499,434   9,498,962
 Diluted
  weighted
  average out-
  standing   9,631,175   9,676,672   9,691,233   9,706,989   9,707,786
 Selected
  Average
  Balances:
 Total
  assets    $1,155,401  $1,139,930  $1,124,534  $1,067,362  $1,054,205
 Earning
  assets     1,087,855   1,072,608   1,057,121   1,004,981     992,719
 Loans         872,591     855,644     834,070     792,278     785,148
 Deposits      938,822     922,713     910,188     859,216     849,844
 Stockholders'
  equity        97,883      98,077      97,470      91,611      90,438
 Performance
  Ratios:
 Return on
  average
  assets          1.06%       1.11%       1.11%       1.29%       1.32%
 Return on
  average
  stockholders'
  equity         12.49%      12.93%      12.75%      14.99%      15.43%
 Net interest
  margin          4.04%       4.13%       4.15%       4.43%       4.55%
 Efficiency
  ratio (ex-
  cluding the
  following
  items):        59.88%      59.55%      61.54%      55.88%      54.73%
   Securities
    gains
    (losses)
    included
    in other
    income  $      184  $      135  $      173  $     (542) $     (708)
   Other
    gains
    (losses)
    included
    in other
    income          21          (7)        (13)         23          27
 Other Selected
  Ratios:
 Average loans
  to average
  earning
  assets         80.21%      79.77%      78.90%      78.84%      79.09%
 Average
  loans to
  average
  deposits       92.95%      92.73%      91.64%      92.21%      92.39%
 Average
  stockholders'
  equity to
  average
  assets          8.47%       8.60%       8.67%       8.58%       8.58%

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of September 30, 2007

                    South      North
                   Georgia    Georgia     Florida
                    Market     Market      Market     Treasury    Total
                   ----------------------------------------------------
                              (Dollars in Thousands)
 Loans
 Commercial and
  financial         $ 34,697   $ 42,769    $ 1,051      $ 39   $ 78,556
 Agricultural
  (including loans
  secured by
  farmland)           34,597      4,743      3,268        --     42,608
 Real estate -
  construction        73,119    219,109     46,346       445    339,019
 Real estate -
  commercial          88,313    141,969     22,852     4,707    257,841
 Real estate -
  residential        126,756     26,560      8,681     2,970    164,967
 Installment loans
  to individuals
  and others          14,840      5,030         73     1,748     21,691
                   ----------------------------------------------------
                     372,322    440,180     82,271     9,909    904,682
 Deferred loan fees
  and unearned
  interest, net          278      (501)      (388)        11      (600)
                   ----------------------------------------------------
 Total loans         372,600    439,679     81,883     9,920    904,082
 Allowance for loan
  losses             (4,550)    (6,332)      (963)       348   (11,497)
                   ----------------------------------------------------
 Net loans         $ 368,050  $ 433,347   $ 80,920  $ 10,268  $ 892,585
                   ====================================================
 Percent of total      41.2%      48.5%       9.1%      1.2%     100.0%
                   ====================================================

Deposits
 Noninterest-bearing
  demand            $ 64,384   $ 15,269    $ 5,407   $ 5,993   $ 91,053
 Interest-bearing
  demand and
  savings            274,021     51,515     36,088       455    362,079
 Time less than
  $100,000           166,805     52,401     95,632       694    315,532
 Time greater than
  or equal to
  $100,000            86,618     42,495     43,216       200    172,529
 Brokered                 --         --         --    38,599     38,599
                   ----------------------------------------------------
 Total deposits    $ 591,828  $ 161,680  $ 180,343  $ 45,941  $ 979,792
                   ====================================================
 Percent of total      60.4%      16.5%      18.4%      4.7%     100.0%
                   ====================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                       Period Ended
                  -----------------------------------------------------
                   09/30/07   06/30/07   03/31/07   12/31/06   09/30/06
                  -----------------------------------------------------
                                  (Dollars In Thousands)
 Commercial and
  financial        $ 78,556   $ 78,048   $ 69,347   $ 66,376   $ 60,413
 Agricultural
  (including loans
  secured by
  farmland)          42,608     46,973     38,102     43,302     44,716
 Real estate -
  construction      339,019    328,347    323,837    295,246    297,026
 Real estate -
  commercial        257,841    270,978    252,654    255,462    253,586
 Real estate -
  residential       164,967    161,404    153,025    142,501    133,983
 Installment loans
  to individuals
  and other loans    21,691     20,246     17,958     18,414     18,211
                  ---------  ---------  ---------  ---------  ---------
                    904,682    905,996    854,923    821,301    807,935
 Deferred loan fees
  and unearned
  interest, net       (600)      (839)      (847)      (997)    (1,299)
                  ---------  ---------  ---------  ---------  ---------
 Total loans        904,082    905,157    854,076    820,304    806,636
 Allowance for
  loan losses      (11,497)   (11,342)   (11,085)   (11,006)   (10,686)
                  ---------  ---------  ---------  ---------  ---------
 Net loans        $ 892,585  $ 893,815  $ 842,991  $ 809,298  $ 795,950
                  =========  =========  =========  =========  =========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                       Period Ended
                   ----------------------------------------------------
                   09/30/07   06/30/07   03/31/07   12/31/06   09/30/06
                   ----------------------------------------------------
 Commercial and
  financial           8.69%     8.62%      8.12%      8.09%      7.49%
 Agricultural
  (including loans
  secured by
  farmland)           4.71%     5.19%      4.46%      5.28%      5.54%
 Real estate -
  construction       37.50%    36.27%     37.92%     35.99%     36.82%
 Real estate -
  commercial         28.52%    29.94%     29.58%     31.14%     31.44%
 Real estate -
  residential        18.25%    17.83%     17.92%     17.37%     16.61%
 Installment loans
  to individuals
  and other loans     2.40%     2.24%      2.10%      2.25%      2.26%
                  ---------  ---------  ---------  ---------  ---------
                    100.07%    100.09%    100.10%    100.12%    100.16%
 Deferred loan fees
  and unearned
  interest, net      -0.07%    -0.09%     -0.10%     -0.12%     -0.16%
                  ---------  ---------  ---------  ---------  ---------
 Total loans        100.00%    100.00%    100.00%    100.00%    100.00%
 Allowance for
  loan losses        -1.27%    -1.25%     -1.30%     -1.34%     -1.32%
                  ---------  ---------  ---------  ---------  ---------
 Net loans           98.73%     98.75%     98.70%     98.66%     98.68%
                  =========  =========  =========  =========  =========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                      Period Ended
                  -----------------------------------------------------
                   09/30/07   06/30/07   03/31/07   12/31/06   09/30/06
                  -----------------------------------------------------
                                  (Dollars In Thousands)
 Noninterest-bearing
  demand           $ 91,053   $ 98,862  $ 107,917  $ 100,911  $ 100,703
 Interest-bearing
  demand and
  savings           362,079    349,720    371,484    328,828    316,385
 Time less than
  $100,000          315,532    300,856    287,982    279,936    273,697
 Time greater than
  or equal to
  $100,000          172,529    163,973    158,464    161,054    151,075
 Brokered            38,599     32,436     28,569     37,754     41,841
                  ---------  ---------  ---------  ---------  ---------
 Total deposits   $ 979,792  $ 945,847  $ 954,416  $ 908,483  $ 883,701
                  =========  =========  =========  =========  =========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                       Period Ended
                  -----------------------------------------------------
                   09/30/07   06/30/07   03/31/07   12/31/06   09/30/06
                  -----------------------------------------------------
 Noninterest-bearing
  demand              9.29%    10.45%     11.31%     11.11%     11.40%
 Interest-bearing
  demand and
  savings            36.96%    36.98%     38.92%     36.19%     35.80%
 Time less than
  $100,000           32.20%    31.78%     30.18%     30.81%     30.97%
 Time greater than
  or equal to
  $100,000           17.61%    17.36%     16.60%     17.73%     17.10%
 Brokered             3.94%     3.43%      2.99%      4.16%      4.73%
                  ---------  ---------  ---------  ---------  ---------
 Total deposits     100.00%    100.00%    100.00%    100.00%    100.00%
                  =========  =========  =========  =========  =========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and nine months ended September 30, 2007 and 2006.  Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 35% Federal tax rate.
 Loan average balances include loans on nonaccrual status.

 For the Three Months Ended
 September 30,                       2007                      2006
 -------------------------------------------------------------------------
                               Interest Average           Interest Average
                        Average Income/  Yield/    Average Income/  Yield/
                        Balance Expense   Rate     Balance Expense   Rate
 -------------------------------------------------------------------------
                                       (Dollars In Thousands)
 Interest-earning assets:
 Loans                 $ 905,931 $ 19,243 8.43%   $ 805,732 $ 17,717 8.72%
 Investment securities:
  Taxable                159,089    2,052 5.12%     155,807    1,949 4.96%
  Nontaxable              31,503      476 5.99%      27,050      402 5.90%
  Other short-term
   investments            21,329      261 4.86%      19,327      246 5.06%
                      -------------------       --------------------
   Total
    interest-earning
    assets           $ 1,117,852 $ 22,032 7.82% $ 1,007,916 $ 20,314 7.99%
                      -------------------       --------------------

 Interest-bearing liabilities:
  Demand deposits      $ 317,651  $ 2,983 3.73%   $ 271,228  $ 2,281 3.34%
  Savings deposits        37,494      146 1.55%      38,701      143 1.47%
  Time deposits          516,895    6,627 5.09%     454,902    5,125 4.47%
  FHLB advances           87,333    1,005 4.57%      90,423    1,074 4.71%
  Notes payable           10,310      184 7.09%      10,310      240 9.25%
  Other short-term
   borrowings             12,826      139 4.31%       7,240       73 3.99%
                      -------------------       --------------------
   Total
    interest-bearing
    liabilities        $ 982,509 $ 11,084 4.48%   $ 872,804  $ 8,936 4.06%
                      -------------------       --------------------

 Interest rate spread                     3.34%                      3.93%
                                          =====                      =====

 Net interest income             $ 10,948                   $ 11,378
                                 ========                   ========

 Net interest margin                      3.89%                      4.48%
                                          =====                      =====

 For the Nine Months Ended
 September 30,                      2007                        2006
 -------------------------------------------------------------------------
                                Interest Average          Interest Average
                       Average   Income/  Yield/   Average Income/  Yield/
                       Balance   Expense   Rate    Balance Expense   Rate
 -------------------------------------------------------------------------
                                       (Dollars In Thousands)
 Interest-earning assets:
  Loans                $ 872,591 $ 55,640 8.53%   $ 785,148 $ 49,941 8.50%
 Investment securities:
  Taxable                159,758    6,150 5.15%     153,208    5,621 4.91%
  Nontaxable              30,410    1,371 6.03%      22,481      989 5.88%
  Other short-term
   investments            25,096      981 5.23%      31,882    1,122 4.71%
                      -------------------       --------------------
   Total
    interest-earning
    assets            $ 1,087,855 $ 64,142 7.88%  $ 992,719 $ 57,673 7.77%
                       -------------------      ---------------------

 Interest-bearing liabilities:
  Demand deposits      $ 308,984  $ 8,393 3.63%   $ 264,187  $ 5,912 2.99%
  Savings deposits        37,689      444 1.57%      39,991      384 1.29%
  Time deposits          491,710   18,399 5.00%     444,502   13,998 4.21%
  FHLB advances           89,309    3,094 4.63%      90,062    2,767 4.11%
  Notes payable           10,310      546 7.08%      10,310      686 8.90%
  Other short-term
   borrowings             11,727      377 4.30%       6,445      151 3.12%
                      -------------------       --------------------

   Total
    interest-bearing
    liabilities        $ 949,729 $ 31,253 4.40%   $ 855,497 $ 23,898 3.74%
                      --------------------      ---------------------

 Interest rate spread                     3.48%                      4.03%
                                          =====                      =====

 Net interest income             $ 32,889                   $ 33,775
                                 ========                   ========

 Net interest margin                      4.04%                      4.55%
                                          =====                      =====

CONTACT:  PAB Bankshares Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President &
           Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com